Exhibit 5



                               July 23, 2001



Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico   87501

       Re: Registration Statement on Form S-8 Deferred Fee Plan for Directors

Ladies and Gentlemen:

         We have acted as counsel to Security Capital Group Incorporated, a Maryland corporation ("Security Capital" or the "Company"), in connection with the proceedings (the "Company Proceedings") taken and to be taken relating to the registration by Security Capital of deferred fee obligations and Class B Shares with the Securities and Exchange Commission (the "SEC") in connection with the Company's Deferred Fee Plan for Directors (the "Plan"). We have also participated in the preparation and filing with the SEC under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the deferred fee obligations.

         As counsel to Security Capital, we have examined originals or copies certified to our satisfaction of the Company's Articles of Amendment and Restatement and Amended and Restated Bylaws, as each have been amended to date, resolution of the Board of Directors and such other Company records, instruments, certificates and documents and such questions of law as we considered necessary or appropriate to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Security Capital. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

         Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that, upon completion of the Company Proceedings, the deferred fee obligations will have been duly authorized and will be binding obligations of Security Capital enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity, and upon their issuance in accordance with the terms of the Plan, the Class A Shares and Class B Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              /s/ Mayer, Brown & Platt

                              MAYER, BROWN & PLATT